Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255235

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Note	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.400% Senior Notes due 2031	$400,000,000	99.875%	$399,500,000	$43,585.45

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. A filing fee of $43,585.45 is being paid in connection with this offering.

Prospectus Supplement

(To Prospectus dated April 15, 2021)

$400,000,000

ESSENTIAL UTILITIES, INC.

2.400% Senior Notes due 2031

We are offering $400,000,000 aggregate principal amount of our 2.400% Senior Notes due 2031 (the ” notes”).

The notes will bear interest at the rate of 2.400% per year and will mature on May 1, 2031. Interest on the notes will accrue from April 19, 2021 and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021.

At our option, we may redeem some or all of the notes at any time at the redemption price for the notes described in this prospectus supplement. See “Description of the Notes” in this prospectus supplement.

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees, will be effectively subordinated to any of our secured indebtedness (to the extent of the collateral securing such indebtedness) and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

Investing in the notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)	Underwriting Discount(2)	Proceeds, before expenses, to Essential Utilities
Per Note	99.875%	0.65%	99.225%
Total	$399,500,000	$2,600,000	$396,900,000

(1)	Plus accrued interest from April 19, 2021, if settlement occurs after that date.
(2)	See “Underwriting (Conflicts of Interest).”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about April 19, 2021.

Joint Bookrunners

Barclays	Morgan Stanley	Wells Fargo Securities	RBC Capital Markets

Co-Managers

BofA Securities	PNC Capital Markets LLC	Citizens Capital Markets

Huntington Capital Markets	MUFG

Baird	Boenning & Scattergood	Evercore ISI

Janney Montgomery Scott	TD Securities

April 15, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus Supplement

Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to (1) “Essential Utilities,” the “Company,” “we,” “us,” “our” and similar references refer to Essential Utilities, Inc. and its subsidiaries and (2) “this offering” refers to this offering of the notes pursuant to this prospectus supplement and the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of the notes. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell the notes or seeking offers to buy the notes in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

S-ii

BASIS OF PRESENTATION

On March 16, 2020, we completed the acquisition of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC (the “Peoples Gas Acquisition”), which is the parent of a group of natural gas public utility companies that we refer to as “Peoples”. Unless otherwise specified or the context requires otherwise, the information as of or in respect of periods prior to the closing of the Peoples Gas Acquisition included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, does not give effect to the Peoples Gas Acquisition.

The unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2020 included or incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to the Peoples Gas Acquisition and certain related transactions as if we had completed such transactions as of January 1, 2020, unless otherwise specified. The unaudited pro forma consolidated combined balance sheet as of December 31, 2020 is not presented in this prospectus supplement or the accompanying prospectus because Peoples is reflected in our historical consolidated balance sheet as of December 31, 2020. The unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2020 included in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described in this prospectus supplement under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” does not give effect to our issuance of notes in this offering. Moreover, the unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2020 included in our Current Report on Form 8-K filed with the SEC on April 15, 2021 has been calculated on the basis of assumptions made by our management at the time such information was prepared.

As a result, purchasers of notes in this offering should not place undue reliance on the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

S-iii

Forward-Looking Statements

Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding:

•	the impact of the novel coronavirus (“COVID-19”) pandemic or the measures implemented by the Company as a result of the COVID-19 pandemic.
•	expectations regarding the impact of the integration of the Peoples Gas Acquisition;
•	opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, the success of pending acquisitions and the impact of future acquisitions;
•	acquisition-related costs and synergies;
•	the sale of water, wastewater, and/or gas subsidiaries;
•	the impact of conservation awareness of customers and more efficient fixtures and appliances on water and natural gas usage per customer;
•	our authority to carry on our business without unduly burdensome restrictions;
•	our capability to pursue timely rate increase requests;
•	the capacity of our water supplies, water facilities, wastewater facilities, and natural gas supplies and storage facilities;
•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;
•	developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries;
•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with the environment, health and water quality, taxation, and public utility regulation;
•	the development of new services and technologies by us or our competitors;
•	the availability of qualified personnel;
•	the condition of our assets;
•	recovery of capital expenditures and expenses in rates;
•	projected capital expenditures and related funding requirements;
•	the availability and cost of capital financing;
•	dividend payment projections;
•	the impact of geographic diversity on our exposure to unusual weather;
S-iv

•	the continuation of investments in strategic ventures;
•	our ability to obtain fair market value for condemned assets;
•	the impact of fines and penalties;
•	the impact of legal proceedings;
•	general economic conditions;
•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies; and
•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	impacts from the global outbreak of COVID-19, including on consumption, usage and collections
•	the diversion of our management’s time and resources caused by the integration efforts with respect to the Peoples Gas business and associated system implementations;
•	the success in the closing of, and the profitability of future acquisitions;
•	changes in general economic, business, credit and financial market conditions;
•	our ability to manage the expansion of our business, including our ability to manage our expanded operations resulting from the Peoples Gas Acquisition;
•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;
•	changes in environmental conditions, including the effects of climate change;
•	the decisions of governmental and regulatory bodies, including decisions on regulatory filings, including rate increase requests and decisions regarding potential acquisitions;
•	our ability to file rate cases on a timely basis to minimize regulatory lag;
•	abnormal weather conditions, including those that result in water availability, water use restrictions, gas availability or usage, or electricity interruptions;
•	the seasonality of our business;
•	our ability to treat and supply water or collect and treat wastewater;
•	our ability to source sufficient natural gas to meet customer demand in a timely manner;
•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;
•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;
•	the extent to which we are able to develop and market new and improved services;
•	the effect of the loss of major customers;
•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;
•	labor disputes;
S-v

•	increasing difficulties in obtaining insurance and increased cost of insurance;
•	cost overruns relating to improvements to, or the expansion of, our operations;
•	increases in the costs of goods and services;
•	the effect of natural gas price volatility;
•	civil disturbance or terroristic threats or acts;
•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;
•	changes in, or unanticipated, capital requirements;
•	changes in our credit rating or the market price of our common stock;
•	changes in valuation of strategic ventures;
•	the phase-out of the London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;
•	changes in accounting pronouncements;
•	litigation and claims; and
•	restrictions on our subsidiaries’ ability to make dividends and other distributions.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus supplement, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

Investing in the notes involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business, financial condition and results of operations and the value of the notes, including those described in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, and those described in the “Risk Factors” sections and other sections of this prospectus supplement and the accompanying prospectus. You may obtain copies of these reports and documents as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the notes. Before making an investment decision, you should carefully consider these risks, uncertainties and other factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may provide to you in connection with this offering. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the notes.

S-vi

Market and Industry Data

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

S-vii

prospectus supplement Summary

The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Essential Utilities,” the “Company,” “we,” “us” and “our” should be read to refer to Essential Utilities, Inc. and its subsidiaries.

Essential Utilities, Inc.

Essential Utilities, Inc., formerly known as Aqua America, Inc., is a Pennsylvania corporation and the holding company for regulated utilities providing water, wastewater or natural gas services to an estimated five million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, Virginia, West Virginia, and Kentucky under the Aqua and Peoples brands. One of our largest operating subsidiaries is Aqua Pennsylvania, Inc., which accounted for approximately 55% of our operating revenues and approximately 67% of income for our regulated water segment in 2020.

On March 16, 2020, we completed our acquisition of a natural gas distribution company consisting of Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas West Virginia, Inc., Peoples Gas Kentucky, Inc., and Delta Natural Gas Company Inc., expanding the Company’s regulated utility business to include natural gas distribution. This acquisition is referred to as the “Peoples Gas Acquisition,” and collectively these businesses are referred to as “Peoples.” Peoples serves approximately 750,000 gas utility customers in western Pennsylvania, West Virginia, and Kentucky.

The descriptions of our business and operations, financial results, and operational data included in this prospectus supplement do not include historical results for Peoples prior to the acquisition date of March 16, 2020.

Our growth in revenues over the past five years is primarily a result of the 2020 Peoples Gas Acquisition, increases in water and wastewater rates and customer growth. The increase in our utility customer base, as shown below, has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions):

Year	Utility Customer Growth Rate
2020	42.9%
2019	2.1%
2018	2.3%
2017	1.1%
2016	1.6%
2015	1.9%
S-1

In 2020, 2019, and 2018, our customer count increased by 772,099, 21,108, and 22,741 customers, respectively, primarily due to the addition of approximately 750,000 natural gas utility customers from the Peoples Gas Acquisition, water and wastewater utility systems that we acquired, and organic growth. Overall, for the five year period of 2016 through 2020, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 13.4%. During the five year period ended December 31, 2020, our utility customer base including customers associated with utility system acquisitions and dispositions increased from 957,866 at January 1, 2016 to 1,798,803 at December 31, 2020.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.essential.co. The reference to our website is intended to be an inactive textual reference only, and the contents of our website are not incorporated by reference herein and should not be considered part of this prospectus supplement.

COVID-19

For information regarding the COVID-19 pandemic and its impact on our business, see our Annual Report on Form 10-K that was filed on March 1, 2021.

S-2

THE OFFERING

The following summary describes certain terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. As used in this section, unless the context otherwise requires, references to “Essential Utilities,” the “Company,” “we,” “us,” “our” and similar references refer only to Essential Utilities, Inc. and not to its consolidated subsidiaries.

Issuer	Essential Utilities, Inc., a Pennsylvania corporation.

Notes Offered	$400,000,000 aggregate principal amount of 2.400% Senior Notes due 2031.

Maturity	May 1, 2031.

Interest Rate	2.400% per year, accruing from April 19, 2021.

Interest Payment Dates	May 1 and November 1 of each year, beginning November 1, 2021.

Ranking	The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness we have or may incur (to the extent of the collateral securing such secured indebtedness) and will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries.

As of December 31, 2020, on an as adjusted basis after giving effect to the issuance of the notes offered hereby:
•	Essential Utilities would have had approximately $2,625 million of indebtedness outstanding, of which none would have been secured indebtedness; and
•	our subsidiaries would have had a total of approximately $7,746 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

As of December 31, 2020, on an actual basis, our subsidiaries had a total of approximately $7,796 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

See “Description of the Notes—Ranking” and “—Recent Developments.”

Optional Redemption	At our option, we may redeem some or all of the notes at any time at the redemption price for the notes described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”
S-3

Certain Covenants	The notes and the related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenant described under the caption “Description of the Notes—Consolidation, Merger and Conveyance of Assets as an Entirety.”

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $395.5 million.

We intend to use the net proceeds from this offering to repay $50.0 million of borrowings under our Aqua PA Revolving Credit Facility (as defined under “Use of Proceeds”) and $345.5 million of borrowings under our Essential Revolving Credit Facility (as defined under “Use of Proceeds”). In the future, we may use the available capacity under our Revolving Credit Facilities (as defined under “Use of Proceeds”) for general corporate purposes, including for working capital, capital expenditures or water and wastewater utility acquisitions. See “Use of Proceeds.”

Trustee, Registrar and Paying Agent	U.S. Bank N.A.

Governing Law	The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the notes.

Conflicts of Interest	We intend to use the net proceeds from this offering to repay borrowings under our Revolving Credit Facilities. Respective affiliates of Barclays Capital Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and certain of the other underwriters are lenders under one or more of our Revolving Credit Facilities and may receive at least 5% of the net proceeds of this offering. Consequently, each such underwriter is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). This offering will therefore be conducted in compliance with the applicable provisions of FINRA Rule 5121, and no such underwriter will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holders. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be investment grade-rated by one or more nationally recognized statistical rating agencies. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
S-4

Risk Factors

Investing in the notes involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before deciding to invest in the notes. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the headings “Forward-Looking Statements” and “Market and Industry Data.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the notes.

Risks Related to Our Business

For a discussion of specific risks related to our business, operations, financial condition and financial results, please see the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and sections in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement.

Risks Related to this Offering and the Notes

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the combined company would have been had the Peoples Gas Acquisition been completed on the date assumed for purposes of that information, nor do they represent the actual financial position or results of operations of the combined company following the Peoples Gas Acquisition.

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only, are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the combined company’s financial position or results of operations would have been had the Peoples Gas Acquisition been completed as of the date assumed for purposes of that information, nor do they reflect the financial position or results of operations of the combined company following the Peoples Gas Acquisition. Such unaudited pro forma consolidated combined financial information and certain other adjusted information reflects the assumptions of our management at the time that such information was initially prepared.

In any event, our actual financial positions and results of operations following the Peoples Gas Acquisition may not be consistent with, or evident from, the unaudited pro forma consolidated combined financial information or other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of the foregoing, investors should not place undue reliance on unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-5

Our ability to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Essential Utilities is a holding company substantially all of whose assets are owned by its subsidiaries and substantially all of whose operations are conducted through its subsidiaries. Our ability to meet our debt and other obligations depends almost entirely on cash flows from our subsidiaries and, in the short term, our ability to raise capital from external sources. In the long term, cash flows from our subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Our subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Essential Utilities (whether to enable Essential Utilities to pay principal and interest on its debt (including the notes offered hereby), to pay dividends on its common stock, to settle, repurchase or redeem its debt (including the amortizing notes components of our tangible equity units (“TEUs”)) or other securities (including the purchase contracts components of our TEUs), or to satisfy its other obligations). In addition, notwithstanding our controlling interest in such subsidiaries, many of them are limited in their ability to pay dividends or make loans or distributions to Essential Utilities, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. As a result, we may not be able to cause such subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to meet our debt and other obligations, including obligations under the notes, and to pay dividends.

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes will be exclusively obligations of Essential Utilities and not of any of its subsidiaries. Therefore, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Any right of Essential Utilities to receive assets of any of its subsidiaries upon the liquidation or reorganization thereof, and the consequent right of the holders of the notes to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Essential Utilities is itself recognized as a creditor of such subsidiary. If Essential Utilities is recognized as a creditor of such subsidiary, the claims of Essential Utilities would still be effectively subordinated to any secured indebtedness to the extent of the collateral of that subsidiary securing such indebtedness. As of December 31, 2020, on an as adjusted basis after giving effect to the issuance of the notes offered hereby, (i) Essential Utilities would have had approximately $2,625 million of indebtedness outstanding, of which none would have been secured indebtedness and (ii) our subsidiaries would have had a total of approximately $7,746 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties. As of December 31, 2020, on an actual basis, our subsidiaries had a total of approximately $7,796 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties. The indenture that will govern the notes will not restrict our subsidiaries’ ability to incur additional indebtedness or other liabilities.

The indenture that will govern the notes does not prohibit us or our subsidiaries from incurring additional indebtedness in the future, and the limited covenants that will be included in the indenture that will govern the notes will not provide protection against other important corporate events and may not protect your investment.

As of December 31, 2020, on an actual basis, we had $5,630.2 million of long-term debt outstanding on a consolidated basis and, on an as adjusted basis after giving effect to the issuance of the notes offered hereby, would have had approximately $5,684.8 million of long-term debt outstanding. Despite our current debt levels, we may be able to incur substantially more debt in the future. The indenture that will govern the notes does not prohibit us from incurring additional indebtedness in the future, including additional secured indebtedness that would be effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. The indenture that will govern the notes will also permit unlimited additional borrowings by our subsidiaries that would be structurally senior to the notes. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect

S-6

to the notes, a loss in the market value of your notes and a risk that the credit ratings of the notes are downgraded or withdrawn, which could negatively impact the price of the notes. See “—Our credit ratings may not reflect all risks of an investment in the notes.”

In addition, the indenture will not contain any restrictive covenants limiting our ability to make investments, pay dividends or make payments on junior or other indebtedness, requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity (and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations) or restricting our ability to repurchase or prepay our securities or to enter into highly leveraged transactions. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes.

The notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured obligations, ranking equally with our senior unsecured indebtedness and effectively junior to any secured indebtedness we may incur. The indenture that will govern the notes will not restrict our or our subsidiaries’ ability to incur additional secured debt and, if we do incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Essential Utilities, our assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of Essential Utilities’ other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the notes then outstanding would remain unpaid. As of December 31, 2020, on an as adjusted basis after giving effect to the issuance of the notes offered hereby, Essential Utilities would have had no secured indebtedness. However, see “—The notes are structurally subordinated to the liabilities of our subsidiaries.”

Our credit ratings may not reflect all risks of an investment in the notes.

The notes are expected to be rated by at least two nationally recognized statistical rating organizations. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. A credit rating may not remain for any given period of time or a credit rating may be lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances so warrant. In the event that a credit rating assigned to the notes or to us is subsequently lowered for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the notes, and the market value of the notes is likely to be adversely affected.

An active trading market may not develop for the notes.

The notes will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any dealer quotation system. A trading market may not develop for the notes. Even if a market for the notes does develop, there may not be liquidity in that market or the notes might trade for less than their original value or face amount. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. If a liquid market for the notes does not develop, you may be unable to resell the notes for a long period of time, if at all. This means you may not be able to readily convert your notes into cash, and the notes may not be accepted as collateral for a loan.

S-7

Even if a market for the notes develops, trading prices could be higher or lower than the initial offering price. The price of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the notes, independent of our financial performance.

If an active trading market does develop, many factors could adversely affect the market price of the notes.

The market price of the notes will depend on many factors, including:

•	ratings on our debt securities assigned by the credit rating agencies;
•	the market demand for securities similar to the notes and the interest of securities dealers in making a market for the notes;
•	the number of holders of the notes;
•	the prevailing interest rates being paid by other companies similar to us;
•	our financial condition, financial performance and future prospects;
•	the market price of our common stock;
•	the prospects for companies in our industry generally; and
•	the overall condition of the financial markets.

Historically, the market for investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the notes.

The notes may not be a suitable investment for all investors.

You must determine the suitability of your investment in light of your own circumstances. In particular, you should (1) have sufficient knowledge and experience to make a meaningful evaluation of the notes, the merits and risks of investing in the notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus; (2) have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the notes and the impact the notes will have on your overall investment portfolio; (3) have sufficient financial resources and liquidity to bear all of the risks of an investment in the notes; (4) understand thoroughly the terms of the notes and be familiar with the behavior of any relevant indices and financial markets; and (5) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

We may redeem the notes at our option, which may adversely affect your return on the notes.

The notes are redeemable at our option, and we may, therefore, choose to redeem all or part of the notes at any time prior to the maturity date, including at times when prevailing interest rates are relatively low. In the event that we redeem the notes prior to maturity, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

S-8

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $395.5 million (after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from this offering to repay $50.0 million of borrowings under the Amended and Restated Credit Agreement among our subsidiary, Aqua Pennsylvania, Inc., and PNC Bank, National Association, Citizens Bank of Pennsylvania, TD Bank, N.A., and Huntington National Bank, dated as of November 17, 2016, which has a maturity date of November 5, 2021 (as amended and supplemented, the “Aqua PA Revolving Credit Facility”) and $345.5 million of borrowings under the Revolving Credit Agreement, dated December 5, 2018, between Essential Utilities and PNC Bank, National Association, CoBank, ACB, Bank of America, N.A., Barclays Bank PLC, Citizens Bank, N.A., Morgan Stanley Bank, N.A., MUFG Bank, Ltd., Royal Bank of Canada, The Huntington National Bank, and Wells Fargo Bank, N.A., which has a maturity date of December 5, 2023 (as amended, the “Essential Revolving Credit Facility” and, together with the Aqua PA Revolving Credit Facility, the “Revolving Credit Facilities”). For the year ending December 31, 2020, the average cost of borrowing under the Aqua PA Revolving Credit Facility was 1.12%. For the year ending December 31, 2020, the average cost of borrowing under the Essential Revolving Credit Facility was 1.62%. In the future, we may use the available capacity under our Revolving Credit Facilities for general corporate purposes, including for working capital, capital expenditures or water and wastewater utility acquisitions.

Net proceeds from this offering that are not immediately used for these purposes may be held in cash or invested temporarily in cash equivalents, short-term investment-grade securities or similar instruments.

Affiliates of certain of the underwriters are lenders under our Revolving Credit Facilities and will receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest).”

S-9

Capitalization

The following table sets forth our consolidated cash and cash equivalents, loans payable and capitalization as of December 31, 2020:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance of the notes offered hereby.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in conjunction with “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds,” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2020
(in thousands of dollars, except for per share amounts)	Actual	As Adjusted
Cash and cash equivalents(1)(2)	$4,827	$4,827

Loans payable(3)	$78,198	$28,198

Long-term Debt:
Long-term debt of subsidiaries(2)(4)	$3,014,280	$3,014,280
Unsecured notes payable(5)	2,230,963	2,230,963
Essential Revolving Credit Facility(6)	385,000	39,510
Notes offered hereby	—	400,000
Total long-term debt	5,630,243	5,684,753
Less: current portion	84,353	84,353
Less: debt issuance costs	38,146	42,656
Long-term debt, excluding current portion, net of debt issuance costs	5,507,744	5,557,744

Equity:
Preferred stock, $1.00 par value (1,770,819 shares authorized, none issued)	—	—
Common stock, $0.50 par value (600,000,000 shares authorized; 248,571,355 issued, Actual and As Adjusted)(7)	124,285	124,285
Capital in excess of par value(7)	3,379,057	3,379,057
Retained earnings	1,261,862	1,261,862
Treasury stock, at cost	(81,327)	(81,327)
Total stockholders’ equity	4,683,877	4,683,877
Total capitalization	$10,191,621	$10,241,621

(1)	Actual and As Adjusted excludes the impact of our quarterly cash dividend of $0.2507 per share announced on April 14, 2021, which is payable June 1, 2021 to all shareholders of record on May 14, 2021. Based on 245,636,516 shares of common stock outstanding as of April 9, 2021, the quarterly dividend would amount to approximately $61.6 million.
(2)	Actual and As Adjusted excludes amounts related to the issuance by our subsidiary, Aqua Ohio, Inc. (“Aqua Ohio”), of $50.0 million principal amount of 2.37% first mortgage bonds due 2031 and $50.0 million principal amount of 3.35% first mortgage bonds due 2051 (collectively, the “2021 First Mortgage Bonds”). Each of the 2021 First Mortgage Bonds was issued on April 15, 2021, and Aqua Ohio intends to use the net proceeds of the 2021 First Mortgage Bonds issuance for general corporate purposes, including repayment of existing indebtedness.
S-10

(3)	Loans payable are classified as a component of our current liabilities. As of April 13, 2021, we had borrowings of $68.5 million under the Aqua PA Revolving Credit Facility and had $31.5 million of unused borrowing capacity. The As Adjusted amount reflects the repayment of $50.0 million of borrowings under the Aqua PA Revolving Credit Facility, which is included in Long-term debt of subsidiaries, using a portion of the net proceeds from this offering. For further information regarding the terms of the Aqua PA Revolving Credit Facility, see our Annual Report on Form 10-K for the year ended December 31, 2020. While we intend to use net proceeds from this offering to repay borrowings under our Aqua PA Revolving Credit Facility, we may at any time reborrow under such facility, subject to available capacity and compliance with certain conditions.
(4)	Includes current portion of long-term debt, Actual and As Adjusted.
(5)	Such amounts include $60.5 million amortizing notes at 3.00% due 2022, $500.0 million of notes at 2.704% due 2030, $1,125.0 million of notes ranging from 3.01% to 3.59% and due 2029 through 2050, $500.0 million of 4.276% senior notes due 2049 and $45.5 million of notes ranging from 5.64% to 5.95% and due 2020 through 2034. Includes current portion of long-term debt.
(6)	As of April 13, 2021, we had borrowings of $440.0 million and had $23.5 million in issued letters of credit outstanding under the Essential Revolving Credit Facility and had $536.5 million of unused borrowing capacity. The As Adjusted amount reflects the repayment of $345.5 million of borrowings under the Essential Revolving Credit Facility using a portion of the net proceeds from this offering. For further information regarding the terms of the Essential Revolving Credit Facility, see our Annual Report on Form 10-K for the year ended December 31, 2020. While we intend to use net proceeds from this offering to repay borrowings under our Essential Revolving Credit Facility, we may at any time reborrow under such facility, subject to available capacity and compliance with certain conditions.
(7)	Share numbers and amounts do not reflect shares of our common stock issuable upon settlement of the purchase contracts component of our TEUs, shares of our common stock reserved for issuance upon exercise of stock options outstanding, shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends), shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units or performance share units or additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans.

S-11

Description of the Notes

The notes will be a series of our senior debt securities issued under an indenture, dated as of April 23, 2019 (as amended and supplemented to date, the “base indenture”) between Essential Utilities, as issuer, and U.S. Bank N.A., as trustee (the “trustee”), and a related supplemental indenture, between Essential Utilities, as issuer, and the trustee, to be dated the date of first issuance of the notes (collectively referred to herein as the “indenture”). In this section and under the caption “Description of Debt Securities” in the accompanying prospectus, references to “Essential Utilities”, the “Company,” “we,” “us” and “our” mean Essential Utilities, Inc. excluding its subsidiaries and affiliates, unless otherwise expressly stated or the context otherwise requires.

The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC as an exhibit to a current report on Form 8-K in connection with this offering, and you may obtain copies as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Interest Rate and Maturity

The notes will bear interest at the rate of 2.400% per year, computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will accrue from April 19, 2021 and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021, to the holders of record at the close of business on the immediately preceding April 15 and October 15, respectively.

The notes will mature on May 1, 2031.

If any interest payment date, redemption date or the maturity date of the notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable on the notes for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next business day.

Ranking

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any of our secured indebtedness (to the extent of the collateral securing that indebtedness).

The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. Many of our subsidiaries are limited in their ability to pay dividends or make loans or distributions to us, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. As a result, we may not be able to cause such subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to meet our debt and other obligations, including obligations under the notes. See “Risk Factors—Risks Related to this Offering and the Notes—Our ability to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.”

S-12

At December 31, 2020, on an as adjusted basis after giving effect to the issuance of the notes offered hereby, (i) Essential Utilities would have had approximately $2,625 million of indebtedness outstanding, of which none would have been secured indebtedness and (ii) our subsidiaries would have had a total of approximately $7,746 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties. As of December 31, 2020, on an actual basis, our subsidiaries had a total of approximately $7,796 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

Optional Redemption

Prior to the Par Call Date, the notes will be redeemable, in whole or in part, at any time or from time to time, at our option pursuant to the procedures set forth under “—Optional Redemption Procedures,” at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of:

•	100% of the aggregate principal amount of such notes being redeemed on that redemption date; and
•	the sum of the present values of the remaining scheduled payments of principal and interest on such notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Spread for the notes to be redeemed.

On and after the Par Call Date, the notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If we redeem the notes at our option, then (a) notwithstanding the foregoing (and without duplication), installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes (assuming that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any redemption date, (A) if the Independent Investment Banker obtains four or more applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker obtains fewer than four applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Par Call Date” means February 1, 2031 (three months prior to the maturity date of the notes).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m.

S-13

(New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

“Reference Treasury Dealers” means (i) each of Barclays Capital Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by us.

“Spread” means 15 basis points.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the Comparable Treasury Price for such redemption date.

Optional Redemption Procedures

The following procedures will apply if we redeem the notes, in whole or in part, at our option.

Notice of redemption will be transmitted by us (or, at our request, by the trustee on our behalf) at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes. Such notice of redemption shall specify the aggregate principal amount of notes to be redeemed (or, if the notes are to be redeemed in whole, that the notes are to be redeemed in whole), the CUSIP and ISIN numbers of the notes to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), any conditions applicable to such redemption, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is sent to holders, the notes called for redemption will, subject to satisfaction of any condition set forth in such notice, become due and payable on the redemption date at the redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. On or before 12:00 p.m. (New York City time) on the redemption date, we will deposit with the trustee or with one or more paying agents (or, if the Company is acting as its own paying agent pursuant to the base indenture, will segregate and hold in trust) an amount of U.S. dollars sufficient to redeem on the redemption date all of such notes so called for redemption and that become so due and payable at the appropriate redemption price for such notes, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Unless we default in payment of the redemption price for such notes or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, commencing on the redemption date interest on notes called for redemption and that become so due and payable will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price for such notes and any unpaid interest thereon to, but excluding, the redemption date.

If fewer than all of the notes are to be redeemed, selection of the notes to be redeemed will be made pro rata or by lot by the trustee, or by such other method as the trustee shall deem fair and appropriate; provided that if all of the notes are represented by one or more global securities, interests in the notes to be redeemed will be selected for redemption by The Depository Trust Company (“DTC”) in accordance with its standard procedures therefor. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. No notes of a principal amount of $2,000 or less shall be redeemed in part.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

S-14

Any redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption is subject to the satisfaction of one or more conditions precedent, we may delay the redemption date until such time as any or all such conditions shall be satisfied, and any related redemption notice may be rescinded, in which case such redemption shall not occur, in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Additional Notes

We may from time to time, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes offered hereby in all respects so that such additional notes shall form a single series with such notes and shall have the same terms as such notes, except for the public offering price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.

Discharge and Defeasance of Indenture

The defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance” will be applicable to the notes; provided that the coin or currency unit to be deposited with the trustee under such provisions shall be U.S. dollars.

Consolidation, Merger and Conveyance of Assets as an Entirety

The indenture will provide that the Company will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)	(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on the notes and the performance of all of the covenants under the indenture; and
(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

S-15

Events of Default

Each of the following will be an “event of default” under the indenture with respect to the notes:

(a)	our failure to pay for 30 days required interest on any notes;
(b)	our failure to pay principal or premium, if any, on any notes when due;
(c)	our failure to perform for 90 days after notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than the notes); and
(d)	certain events of bankruptcy or insolvency of Essential Utilities, whether voluntary or not.

Modifications and Amendments

We and the trustee may amend or supplement the indenture or the notes without consent of the holders to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture;
•	provide for the assumption by a successor corporation as set forth in “-Consolidation, Merger and Conveyance of Assets as an Entirety”;
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;
•	evidence and provide for the acceptance of appointment with respect to the notes by a successor trustee in accordance with the indenture, and add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•	secure the notes;
•	add guarantees with respect to the notes;
•	add covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
•	make any change that does not adversely affect the rights of any holder in any material respect; and
•	conform the provisions of the indenture or the notes to any provision of the “Description of the Notes” section in the preliminary prospectus supplement for this notes offering, as supplemented by the related pricing term sheet.

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the notes, modify the indenture or the rights of the holders of the notes; provided that, in certain circumstances described under the heading “Modification of the Indentures” in the accompanying prospectus, we may not modify the indenture or the rights of holders without the consent of each holder affected thereby.

Governing Law

The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that we and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

S-16

Other

The notes will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes at your option.

We will pay principal of and premium, if any, on the notes at stated maturity, upon redemption or otherwise upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, DTC, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Description of Debt Securities—Book-Entry Procedures and Settlement.” The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as participants in DTC.

For additional information regarding notes in global form and the book-entry system, see “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

S-17

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Code (as defined below)) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as discussed below), the term “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt entity;
•	an insurance company;
•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a partnership or other pass-through entity (or an investor in such an entity);
•	a U.S. holder that holds notes through a non-U.S. broker or other non-U.S. intermediary;
S-18

•	a U.S. holder whose “functional currency” is not the U.S. dollar;
•	a “controlled foreign corporation”;
•	a “passive foreign investment company”;
•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or
•	a United States expatriate.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any United States federal tax consequences other than income taxes, and in the case of non-U.S. holders, estate taxes (such as gift taxes and the Medicare tax on certain investment income) and does not address state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

S-19

United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;
•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;
•	you are not a controlled foreign corporation that is related to us through stock ownership;
•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and
•	either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•	IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed; or
•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses.
S-20

United States Federal Estate Tax. If you are an individual who is neither a citizen nor a resident (as specifically defined for United States federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to United States federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any payment to you of interest on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in

S-21

the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the notes.

S-22

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes, including any interest in a note, by a Covered Plan with respect to which we or an underwriter of any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”) that may apply to the acquisition and holding of the notes (or an interest therein). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than,

S-23

and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes (or an interest therein) in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied.

Government plans, non-U.S. plans and certain church plans, while not necessarily subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring notes or any interest in a note. Any person considering an investment in the notes with the assets of any such Plan should consult with its counsel to consider the applicable fiduciary standards and to determine the need for, and if necessary the availability of, exemptive relief under applicable Similar Laws.

Because of the foregoing, the notes (including any interest in a note) may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by its acceptance of a note (including any interest in a note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the note or interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the note or interest by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (or any interest in a note) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of any notes should consult and rely on their own counsel and advisers as to whether an investment in notes is suitable for the Plan. The sale of any notes to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for Plans generally or any particular Plan.

S-24

Underwriting (Conflicts of Interest)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Barclays Capital Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$60,000,000
Morgan Stanley & Co. LLC	60,000,000
Wells Fargo Securities, LLC	60,000,000
RBC Capital Markets, LLC	40,000,000
BofA Securities, Inc.	40,000,000
PNC Capital Markets LLC	40,000,000
Citizens Capital Markets, Inc..	20,000,000
Huntington Securities, Inc.	20,000,000
MUFG Securities Americas Inc.	20,000,000
Robert W. Baird & Co. Incorporated	8,000,000
Boenning & Scattergood, Inc.	8,000,000
Evercore Group L.L.C.	8,000,000
Janney Montgomery Scott LLC	8,000,000
TD Securities (USA) LLC	8,000,000
Total	$400,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The underwriters initially propose to offer the notes to the public at the offering price listed on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at a price that represents a concession not in excess of 0.400% of the principal amount, with respect to the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of  0.250% of the principal amount, with respect to the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering:

	Per Note	Total for the Notes
Underwriting discounts to be paid by us	0.65%	$2,600,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $1.4 million. We have agreed to reimburse the underwriters for expenses relating to any required review of this offering by FINRA.

S-25

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, a liquid trading market may not develop for the notes and you may not be able to sell your notes at a particular time or the prices you receive when you sell may not be favorable.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing the notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and/or their affiliates are also lenders and/or agents under our credit facilities and receive customary fees and expenses in connection therewith. Certain of the underwriters and/or their affiliates are also lenders and/or agents under one or more of the Revolving Credit Facilities and receive customary fees and expenses in connection therewith and will receive proceeds from this offering to the extent used to repay borrowings thereunder, as described in “Use of Proceeds” and “—Conflicts of Interest.”

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters and/or their affiliates have lending relationships with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

S-26

Conflicts of Interest

Respective affiliates of Barclays Capital Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and certain of the other underwriters are lenders under one or more of our Revolving Credit Facilities and may receive at least 5% of the net proceeds of this offering. Consequently, each such underwriter is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. This offering will therefore be conducted in compliance with the applicable provisions of FINRA Rule 5121, and no such underwriter will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holders. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be investment grade rated by one or more nationally recognized statistical rating agencies. See “Use of Proceeds.”

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

S-27

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision,

S-28

investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

Korea

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures

S-29

Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

S-30

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

S-31

Legal Matters

The validity of the issuance of the notes offered by the prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania will issue an opinion regarding certain matters of Pennsylvania law. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Peoples Gas because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC Funding LLC as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated by reference in this prospectus supplement and in the accompanying prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information; Incorporation of Certain Documents by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.essential.co. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus supplement is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future

S-32

filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus supplement or this offering is terminated; provided, however, that we are not incorporating, in each case, any portions of documents or information furnished or deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;
•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
•	Our Current Report on Form 8-K filed with the SEC on April 15, 2021.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Essential Utilities, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000

Attention: Corporate Secretary

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

S-33

PROSPECTUS

ESSENTIAL UTILITIES, INC.

Common Stock

Preferred Stock

Common Stock Purchase Contracts

Warrants

Units

Depositary Shares

Debt Securities

Essential Utilities, Inc. may, from time to time, in one or more offerings, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the names of the underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WTRG.” The last reported sale of the common stock on the New York Stock Exchange on April 14, 2021 was $46.87 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, an accompanying prospectus supplement will disclose the exchange, quotation system or market on which the securities will be listed.

The prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may, from time to time, in one or more offering, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in the securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Essential Utilities,” “we”, “us”, “our”, “Registrant” or the “Company” refer to Essential Utilities, Inc. and its direct and indirect subsidiaries. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries, and references to “Peoples” refer to our wholly-owned subsidiaries Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas West Virginia, Inc., Peoples Gas Kentucky, Inc., and Delta Natural Gas Company Inc., and their subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,”

1

“predictions,” “intends,” “will,” “continue” “in the event” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

•	the impact of the novel coronavirus (“COVID-19”) pandemic or the measures implemented by the Company as a result of the COVID-19 pandemic.
•	expectations regarding the impact of the integration of the Peoples Gas Acquisition (as defined below);
•	opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, the success of pending acquisitions and the impact of future acquisitions;
•	acquisition-related costs and synergies;
•	the sale of water, wastewater, and/or gas subsidiaries;
•	the impact of conservation awareness of customers and more efficient fixtures and appliances on water and natural gas usage per customer;
•	our authority to carry on our business without unduly burdensome restrictions;
•	our capability to pursue timely rate increase requests;
•	the capacity of our water supplies, water facilities, wastewater facilities, and natural gas supplies and storage facilities;
•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;
•	developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries;
•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with the environment, health and water quality, taxation, and public utility regulation;
•	the development of new services and technologies by us or our competitors;
•	the availability of qualified personnel;
•	the condition of our assets;
•	recovery of capital expenditures and expenses in rates;
•	projected capital expenditures and related funding requirements;
•	the availability and cost of capital financing;
•	dividend payment projections;
•	the impact of geographic diversity on our exposure to unusual weather;
•	the continuation of investments in strategic ventures;
•	our ability to obtain fair market value for condemned assets;
•	the impact of fines and penalties;
•	the impact of legal proceedings;
•	general economic conditions;
•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies; and
•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

2

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	impacts from the global outbreak of COVID-19, including on consumption, usage and collections
•	the diversion of our management’s time and resources caused by the integration efforts with respect to the Peoples Gas business and associated system implementations;
•	the success in the closing of, and the profitability of future acquisitions;
•	changes in general economic, business, credit and financial market conditions;
•	our ability to manage the expansion of our business, including our ability to manage our expanded operations resulting from the Peoples Gas Acquisition;
•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;
•	changes in environmental conditions, including the effects of climate change;
•	the decisions of governmental and regulatory bodies, including decisions on regulatory filings, including rate increase requests and decisions regarding potential acquisitions;
•	our ability to file rate cases on a timely basis to minimize regulatory lag;
•	abnormal weather conditions, including those that result in water availability, water use restrictions, gas availability or usage, or electricity interruptions;
•	the seasonality of our business;
•	our ability to treat and supply water or collect and treat wastewater;
•	our ability to source sufficient natural gas to meet customer demand in a timely manner;
•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;
•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;
•	the extent to which we are able to develop and market new and improved services;
•	the effect of the loss of major customers;
•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;
•	labor disputes;
•	increasing difficulties in obtaining insurance and increased cost of insurance;
•	cost overruns relating to improvements to, or the expansion of, our operations;
•	increases in the costs of goods and services;
•	the effect of natural gas price volatility;
•	civil disturbance or terroristic threats or acts;
•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;
•	changes in, or unanticipated, capital requirements;
•	changes in our credit rating or the market price of our common stock;
3

•	changes in valuation of strategic ventures;
•	the phase-out of the London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;
•	changes in accounting pronouncements;
•	litigation and claims; and
•	restrictions on our subsidiaries’ ability to make dividends and other distributions.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

ESSENTIAL UTILITIES, INC.

Essential Utilities, Inc. is a Pennsylvania corporation and the holding company for regulated utilities providing water, wastewater, or natural gas services to an estimated five million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, Virginia, West Virginia, and Kentucky under the Aqua and Peoples brands. Essential Utilities, which prior to its name change on February 3, 2020 was known as Aqua America, Inc., was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.essential.co. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

4

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy, which includes potential future acquisitions of municipally owned and investor-owned water and wastewater systems, regulated utilities and infrastructure projects, and market-based activities complementary to our regulated business, to fund the integration of any businesses that we acquire into our existing business, and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

DESCRIPTION OF CAPITAL STOCK

As of April 9, 2021, our authorized capital stock was 601,770,819 shares, consisting of:

•	600,000,000 shares of common stock, par value $0.50 per share, of which 245,636,516 shares were outstanding; and
•	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our direct and indirect subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon the subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under the most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2020 was approximately $1,729,269,000 of Aqua Pennsylvania’s retained earnings and $276,283,000 of the retained earnings of certain other subsidiaries. Payment of dividends on common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

5

Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “WTRG.”

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus constitutes a part.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any preemptive rights provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the

6

corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

7

Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such 18-month period or within 24 months before such period. A controlling person or group is a person or group that has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

•	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

•	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

•	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

8

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, each consisting of a common stock purchase contract and, as security for the holder’s obligation to purchase the common stock under the contract, the following:

•	our senior debt securities or subordinated debt securities described under “Description of Debt Securities;”

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other asset as security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

Each common stock purchase contract may require us to make periodic payments to the holder of the unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contract and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts.

DESCRIPTION OF WARRANTS

General

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each

9

such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the anti-dilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the anti-dilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any unit. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to units, the collateral arrangements and depositary arrangements, if applicable, relating to such units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the units.

10

DESCRIPTION OF DEPOSITORY SHARES

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and that meets certain other requirements. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “us,” “ours” or “our” refer only to Essential Utilities, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt securities under an Indenture dated as of April 23, 2019, as amended and supplemented by the First Supplemental Indenture, dated as of April 23, 2019, each between the Company and U.S. Bank, N.A., as trustee (as amended, the “senior debt indenture”). We will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture, individually, as an indenture and, collectively, as the indentures. We have filed the senior debt indenture and a form of the subordinated debt indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the applicable indenture trustee.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections

11

in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

We may issue fixed or floating rate debt securities. Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether the debt is senior or subordinated;

•	whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

•	the total principal amount offered;
12

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;
•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates, and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

•	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

•	any other specific terms of the debt securities that are consistent with the provisions of the indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

13

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

We may issue senior debt securities under the senior debt indenture. Senior debt will constitute our unsecured and unsubordinated obligations and will rank on a basis equal in priority with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior debt (including senior debt securities), which is defined as “senior indebtedness” in the subordinated debt indenture (Section 16.01 of the subordinated debt indenture).

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities (Section 16.04 of the subordinated debt indenture).

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities (Section 16.02 of the subordinated debt indenture).

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments (Section 16.03 of the subordinated debt indenture).

14

Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

•	the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

•	all capitalized lease obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above (Section 1.01 of the subordinated debt indenture).

However, senior debt does not include:

•	the subordinated debt securities (Section 16.01 of the subordinated debt indenture);

•	any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities (Section 1.01 of the subordinated debt indenture); and

•	items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

Modification of the Indentures

The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series (Section 9.02).

No such modification may, without the consent of each holder of an affected security:

•	extend the fixed maturity of any such security;

•	reduce the rate or change the time of payment of interest on such security;

•	reduce the principal amount of such securities or the premium, if any, on such security;

•	change any obligation of ours to pay additional amounts with respect to such security;

•	reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

•	adversely affect the right of repayment or repurchase of such security at the option of the holder;

•	reduce or postpone any sinking fund or similar provision with respect to such security;

•	change the currency or currency unit in which such security is payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;
15

•	reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

•	change any obligation of ours with respect to such security to maintain an office or agency.

Defaults

Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

•	our failure to pay for 30 days required interest on any debt security of such series;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

•	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

16

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

•	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

•	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law (Section 1.12).

Concerning the Trustee Under the Indentures

We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.

Form, Exchange and Transfer

We will issue debt securities only in registered form; no debt securities will be issued in bearer form (Section 2.03). We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security (Section 2.04). Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security (Section 3.05). These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed (Section 3.05).
17

•	You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement (Section 3.05). You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them (Section 3.06).

•	You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange (Sections 3.05 and 3.06). The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities (Section 3.06).

•	If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled (Section 3.05).

•	If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities (Section 15.02).

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons (Section 3.02). Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC (Section 3.01). DTC will thus be the only registered holder of these debt securities.

Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

18

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form (Section 3.05).

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities (Section 3.05). DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

19

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement for that transaction. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

20

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters, including the validity of the debt securities that may be offered, will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Pennsylvania law, including the validity of the securities that may be offered, will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report  (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Peoples Gas because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC Funding LLC as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on April 15, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at www.essential.co.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

21

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•	Our Current Report on Form 8-K filed with the SEC on April 15, 2021; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Telephone: 610-527-8000
Attention: Corporate Secretary

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

22

$400,000,000

ESSENTIAL UTILITIES, INC.

2.400% Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Bookrunners

Barclays	Morgan Stanley	Wells Fargo Securities	RBC Capital Markets

Co-Managers

BofA Securities	PNC Capital Markets LLC	Citizens Capital Markets

Huntington Capital Markets	MUFG

Baird	Boenning & Scattergood	Evercore ISI

Janney Montgomery Scott	TD Securities

April 15, 2021